UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

MIDAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road, Itasca, Illinois 60143

(Address of Principal executive offices, including Zip Code)

(630) 438-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2007, the Board of Directors of Midas, Inc. (the “Company”) approved a new Rights Agreement and declared a rights dividend distribution to be made to shareholders of record on December 31, 2007. The parties to the Rights Agreement are the Company and National City Bank, as rights agent. The Rights Agreement gives holders the right, under certain specified circumstances, to purchase shares of junior participating preferred stock at a discount to the market value of the Company’s common stock and thereby place the Board of Directors in a favorable position to negotiate with any proposed acquirer to the Company (a “Right”). The press release of December 11, 2007, attached as Exhibit No. 99.1, is incorporated by reference.

Each Right will entitle stockholders to buy one one-hundredth of a share of junior participating preferred stock at an exercise price of $80. Each one one-hundredth of a share of junior participating preferred stock will be essentially the economic equivalent of a share of the Company’s common stock. The Rights will attach to and trade with the Company’s common stock and will become exercisable only ten days after it is publicly announced that a person or group has acquired, or ten business days after a person or group has announced a tender offer for, 20% or more of the Company’s common stock.

If a person or group acquires 20% or more of the Company’s common stock, the Rights not held by the acquiring stockholder will “flip in” and become Rights to buy shares of the Company’s common stock at a 50% discount. If a “flip-in” event occurs with or following a merger or other business combination in which the Company’s common stock is converted or exchanged, the Rights will “flip over” and entitle the holders (other than the acquiring stockholder) to buy shares of the acquiror’s common stock at a 50% discount. After a “flip-in” event and before a person or group has acquired 50% or more of the Company’s common stock, the Company may, in lieu of allowing the Rights to be exercised, exchange the Rights for the Company’s common stock on a one-for-one basis.

The Company will be entitled to redeem the Rights at $.01 per Right (payable in cash or common stock of the Company, at the Company’s option) at any time before a 20% position has been acquired.

The Rights will expire on December 31, 2017, unless previously redeemed, exercised or exchanged.

Item 3.03	Material Modification to Rights of Security Holders.

On December 7, 2007, the Board of Directors of the Company approved a new Rights Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the approval of the Rights Agreement, the Board of Directors approved an Amended Certificate of Designation of Series A Junior Participating Preferred Stock effective upon the effective date of the Rights Agreement.

Item 9.01	Financial Statements and Exhibits.

The exhibit list called for by this Item is incorporated by reference to the exhibit index filed as part of this report.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and include information about the possible or assumed future events. Many possible events or factors could affect the future financial results and performance of the company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans,” “assumes,” “projects,” “predicts,” “forecasts,” and variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

Readers should not rely solely on forward looking statements and should consider all uncertainties and risks discussed throughout this report, as well as those discussed in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These statements are representative only on the date on which they were made, and the Company undertakes no obligation to update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAS, INC.

Date: December 11, 2007	/s/ William M. Guzik
	Name:	William M. Guzik
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued December 11, 2007 announcing approval of a new Rights Agreement.